                             NUVEEN INVESTMENT TRUST

           NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENT

WHEREAS, Nuveen Institutional Advisory Corp., a Delaware corporation (the "Manager ") and Institutional Capital Corporation, a Delaware corporation (the "Sub-Adviser") have entered into a Sub-Advisory Agreement dated as of May 16, 1996, as amended (the "Agreement"), pursuant to which the Sub-Adviser furnishes investment advisory services to the various series of Nuveen Investment Trust; and

WHEREAS, pursuant to the terms of the Agreement, the Agreement shall continue in force from year to year after the initial effective period of two years, provided that such continuance is specifically approved for each Portfolio (as defined in the Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Trustees of Nuveen Investment Trust, including the independent Trustees, at a meeting called in part for the purpose of reviewing the Agreement, have approved the continuance of the Agreement with respect to each Portfolio until August 1, 2005, in the manner required by the Investment Company Act of 1940.

Dated as of July 30, 2004

                                             NUVEEN INSTITUTIONAL ADVISORY CORP.

                                             By:  /s/ Jessica R. Droeger
                                                ------------------------
                                                  Vice President

ATTEST:

       /s/ Walter M. Kelly
---------------------------
       Assistant Secretary

                                             INSTITUTIONAL CAPITAL CORPORATION

                                             By: /s/ Pamela H. Conroy
                                                ---------------------
                                             Its: Senior Vice President
                                                  ---------------------

ATTEST:

         /s/ Celeste E. Hill
---------------------------

                             NUVEEN INVESTMENT TRUST

           NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENT

WHEREAS, Nuveen Institutional Advisory Corp., a Delaware corporation (the "Manager ") and NWQ Investment Management Company, LLC, a Delaware limited liability company (the "Sub-Adviser") have entered into a Sub-Advisory Agreement dated as of August 15, 2002 , pursuant to which the Sub-Adviser furnishes investment advisory services to the various series of Nuveen Investment Trust; and

WHEREAS, pursuant to the terms of the Agreement, the Agreement shall continue in force from year to year after the initial effective period of two years, provided that such continuance is specifically approved for each Portfolio (as defined in the Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Trustees of Nuveen Investment Trust, including the independent Trustees, at a meeting called in part for the purpose of reviewing the Agreement, have approved the continuance of the Agreement with respect to each Portfolio until August 1, 2005, in the manner required by the Investment Company Act of 1940.

Dated as of July 30, 2004

                                     NUVEEN INSTITUTIONAL ADVISORY CORP.

                                     By: /s/ Jessica R. Droeger
                                        -----------------------
                                         Vice President

ATTEST:

       /s/ Walter M. Kelly
--------------------------
       Assistant Secretary

                                     NWQ INVESTMENT
                                     MANAGEMENT COMPANY, LLC

                                     By:  /s/ Jon Bosse
                                        ---------------
                                     Its: Managing Director and Chief Investment
                                          Officer

ATTEST:

       /s/ Kathleen M. Hendriks
-------------------------------
       Compliance Director
--------------------------